EXHIBIT 99.1

Finish Line Reports First Quarter Fiscal Year 2014 Results

INDIANAPOLIS, June 28, 2013 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the 13-week period ended June 1, 2013.

For the thirteen weeks ended June 1, 2013:

•	Consolidated net sales were $351.1 million, an increase of 10% over the prior year period.
•	Finish Line comparable store sales increased 2.4%.
•	On a GAAP basis, diluted earnings per share were $0.10.
•	Non-GAAP diluted earnings per share, which excludes the impact of start up costs related to the launch of Macy’s business, were $0.20.

“We are pleased with the start to Fiscal 2014 as improving trends in our Finish Line running business combined with continued strength in basketball and disciplined expense management drove our results,” said Chairman and Chief Executive Officer, Glenn Lyon. “Strategically, the quarter was marked by significant progress on our key growth initiatives including the well-received launch of our Macy’s business in stores and online and the expansion of the Running Specialty Group footprint with the acquisition of some very productive doors. We have clear vision and sound strategies in place to transform our Company into a premier, multi-divisional, omni-channel retailer and drive increased value for our shareholders,” Lyon added.

Balance Sheet

As of June 1, 2013, consolidated merchandise inventories increased 23.7% to $292.6 million compared to $236.5 million as of June 2, 2012. The increase resulted primarily from the start-up of Macy’s business. For Finish Line, merchandise inventories increased 2.6%.

The company repurchased 366,000 shares of its common stock in the first quarter, totaling $6.8 million. The company has 4.6 million shares remaining on its current Board authorized repurchase plan.

As of June 1, 2013, the company had no interest-bearing debt and $195.9 million in cash and cash equivalents, compared to $262.0 million a year ago.

Outlook

For the fiscal year ending March 1, 2014, the Company still expects Finish Line comparable store sales to be up slightly and earnings per share to increase mid-single digit percent over fiscal year 2013 Non-GAAP diluted earnings per share of $1.47.

Q1 Fiscal 2014 Conference Call Today, June 28, 2013 at 8:30 a.m.

The company will host a conference call for investors today, June 28, 2013, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #92717947. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #92717947. This recording will be made available through Friday, July 5, 2013. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The Company believes that these non-GAAP measures, including gross profit, selling, general and administrative expenses, operating income, net income attributable to The Finish Line, Inc., and diluted earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the Company’s year-over-year performance and are useful in assessing the Company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the Company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has 652 stores in malls across the U.S., manages the athletic footwear inventory in 660 Macy’s stores, and employs more than 11,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine.

Finish Line also operates, through a venture with Gart Capital Partners, the Running Specialty Group, including 38 specialty running shops in 11 states and the District of Columbia under The Running Company, Boulder Running Company, Blue Mile, Run On! and Road Runner banners. More information is available at www.run.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

The Finish Line, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share and store/shop data)

	Thirteen Weeks Ended
	June 1, 2013	June 2, 2012
Net sales	$351,054	$319,049
Cost of sales (including occupancy costs)	244,059	214,390

Gross profit	106,995	104,659

Selling, general and administrative expenses	99,356	84,846
Store closing costs	186	95

Operating income	7,453	19,718

Interest income, net	15	71

Income before income taxes	7,468	19,789

Income tax expense	2,953	7,708

Net income	4,515	12,081
Net loss attributable to redeemable noncontrolling interest	561	197

Net income attributable to The Finish Line, Inc.	$5,076	$12,278

Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.10	$0.24

Diluted weighted average shares	48,732	51,403

Dividends declared per share	$0.07	$0.06

Finish Line store activity for the period:
Beginning of period	645	637
Opened	10	9
Closed	(4)	(6)

End of period	651	640

Square feet at end of period	3,531,314	3,457,170
Average square feet per store	5,424	5,402

Branded shops within department stores activity for the period:
Beginning of period	3	-
Opened	41	-
Closed	-	-

End of period	44	-

Square feet at end of period	41,995	-
Average square feet per shop	954	-
Running Company store activity for the period:
Beginning of period	27	19
Acquired	9	-
Opened	2	-
Closed	-	-

End of period	38	19

Square feet at end of period	117,614	57,302
Average square feet per store	3,095	3,016

	Thirteen Weeks Ended
	June 1, 2013	June 2, 2012
Net sales	100.0%	100.0%
Cost of sales (including occupancy costs)	69.5	67.2

Gross profit	30.5	32.8

Selling, general and administrative expenses	28.3	26.6
Store closing costs	0.1	-

Operating income	2.1	6.2

Interest income, net	-	-

Income before income taxes	2.1	6.2

Income tax expense	0.8	2.4

Net income	1.3	3.8
Net loss attributable to redeemable noncontrolling interest	0.1	0.1

Net income attributable to The Finish Line, Inc.	1.4%	3.9%

	Condensed Consolidated Balance Sheets

	June 1, 2013	June 2, 2012	March 2, 2013
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$195,906	$261,958	$226,982
Merchandise inventories, net	292,551	236,545	243,770
Other current assets	19,574	24,130	20,942
Property and equipment, net	183,593	137,749	180,601
Goodwill	21,544	8,503	13,888
Other assets	22,070	23,165	20,239

Total assets	$735,238	$692,050	$706,422

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$162,662	$132,402	$134,037
Deferred credits from landlords	27,618	27,906	27,215
Other long-term liabilities	17,441	15,827	16,638
Redeemable noncontrolling interest	3,097	5,795	3,669
Shareholders’ equity	524,420	510,120	524,863

Total liabilities and shareholders’ equity	$735,238	$692,050	$706,422

The Finish Line, Inc.

Reconciliation of Gross Profit, GAAP to Gross Profit, Non-GAAP (unaudited)

(In thousands)

	Thirteen Weeks Ended

	June 1, 2013		June 2, 2012

Gross profit, GAAP	$106,995	30.5%	$104,659	32.8%
Start up costs	5,758	1.6	-	-

Gross profit, Non-GAAP	$112,753	32.1%	$104,659	32.8%

Reconciliation of Selling, General and Administrative Expenses, GAAP to

Selling, General and Administrative Expenses, Non-GAAP (unaudited)

(In thousands)

	Thirteen Weeks Ended

	June 1, 2013		June 2, 2012

Selling, general and administrative expenses, GAAP	$99,356	28.3%	$84,846	26.6%
Start up costs	(2,202)	(0.6)	-	-

Selling, general and administrative expenses, Non-GAAP	$97,154	27.7%	$84,846	26.6%

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (unaudited)

(In thousands)

	Thirteen Weeks Ended

	June 1, 2013		June 2, 2012

Operating income, GAAP	$7,453	2.1%	$19,718	6.2%
Start up costs	7,960	2.3	-	-

Operating income, Non-GAAP	$15,413	4.4%	$19,718	6.2%

Reconciliation of Net Income Attributable to The Finish Line, Inc., GAAP to

Net Income Attributable to The Finish Line, Inc., Non-GAAP (unaudited)

(In thousands)

	Thirteen Weeks Ended

	June 1, 2013		June 2, 2012
Net income attributable to The Finish Line, Inc., GAAP	$5,076	1.4%	$12,278	3.9%
Start up costs	7,960	2.3	-	-
Tax effect of start up costs	(3,109)	(0.9)	-	-

Net income attributable to The Finish Line, Inc., Non-GAAP	$9,927	2.8%	$12,278	3.9%

Reconciliation of Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (unaudited)

	Thirteen Weeks Ended

	June 1, 2013	June 2, 2012
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.10	$0.24
Start up costs, net of income taxes	0.10	-

Diluted earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$0.20	$0.24

NOTE:	See Non-GAAP Financial Measures Disclosure Above

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914